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                                                                      EXHIBIT 5

                                    Law Offices
                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                     12th Floor
                               734 15th Street, N.W.
                               Washington, D.C. 20005
                              Telephone (202) 347-0300


                                  December 23, 1997

Board of Directors
Progress Financial Corporation
Four Sentry Parkway
Suite 230
Blue Bell, Pennsylvania 19422-0764

Re: Registration Statement on Form S-3
     53,097 Shares of Common Stock

Ladies and Gentlemen:

    We have acted as special counsel to Progress Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") which registers 53,097 shares of the Company's common stock, $1.00 par value per share (the "Shares"), for resale by certain stockholders of the Company who acquired the Shares pursuant to an exemption from the registration requirements contained in Section 5 of the Securities Act in connection with the Company's acquisition of (i) the minority interest in Progress Realty Advisors, L.P. ("PRA") pursuant to a Purchase and Sale Agreement, dated as of October 15, 1997, by and among the Company, JAG Financial Services, L.P. and Progress Realty Advisors, Inc. and (ii) substantially all of the assets of Atlantic Mortgage & Investment Co. ("Atlantic") pursuant to an Asset Purchase Agreement, dated as of December 22, 1997, by and among Progress Realty Advisors, Inc., Atlantic, Thomas J. Mueller, R. Bradford Partrea and Russell G. Hanson, Jr. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

    Based upon the foregoing, it is our opinion that the Shares have been legally issued and are fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof.

                                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                      BY: /S/ Jeffrey D. Haas
                                          --------------------
                                          Jeffrey D. Haas, a Partner